Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 23, 2002, except for Note 2 as to which the date is December 6, 2002, accompanying the financial statements of Transnational Financial Network, Inc. included in the Company's Form 10-KSB for the year ended April 30, 2003. We hereby consent to the incorporation by reference of said report in the Company's Registration Statement on Form S-8 (File No 333-75914).

/s/ Grant Thornton

San Francisco, California
July 14, 2003